Exhibit 1.1

Execution Version

DIGITAL REALTY TRUST, INC.

12,310,249 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: June 29, 2026

DIGITAL REALTY TRUST, INC.

12,310,249 Shares of Common Stock

($0.01 par value per share)

UNDERWRITING AGREEMENT

June 29, 2026

Morgan Stanley & Co. LLC

as Representative of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

BIP US Nucleus Aggregator L.P., BREP US Nucleus Aggregator L.P., BXPE Nucleus US Holdco L.P., BXPE Nucleus Lux Holdco L.P., BTO Nucleus Holdings DE L.P. (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) propose to sell to the several Underwriters named in Schedule A hereto (the “Underwriters”) an aggregate of 12,310,249 shares (the “Securities”) of common stock, $0.01 par value per share (the “Common Stock”), of Digital Realty Trust, Inc., a Maryland corporation (the “Company”). The Securities will be issued upon one-to-one conversion of an equal number of shares of non-voting common stock, $0.01 par value per share (the “Non-Voting Common Stock”), of the Company to be held by the Selling Stockholders at the Closing Time, which conversion will occur automatically and without any action on the part of the Selling Stockholders pursuant to those certain Articles Supplementary to the Company’s charter (the “Articles Supplementary”) that will establish the Non-Voting Common Stock upon the transfer of such shares of Non-Voting Common Stock by the Selling Stockholders to the Underwriters in accordance with Section 2 of this Agreement. To the extent there are no additional Underwriters listed on Schedule A other than you, the terms Representatives and Underwriters, each as used herein, shall mean you, as Underwriter.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-293494), covering the public offering and sale of certain securities of the Company, including the Securities, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B(f) is herein called the “Rule 430B Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, and including the Rule 430B Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration

Statement, and each prospectus that omitted the Rule 430B Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

As used in this Agreement:

“Applicable Time” means 10:20 P.M., New York City time, on June 29, 2026 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“JV Closing” means the closing of the transactions contemplated by the Purchase and Sale Agreement, upon which the Company will issue the Non-Voting Common Stock to the Selling Stockholders as partial consideration for the acquisition of the Purchased Interests (as defined in the Purchase and Sale Agreement).

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of June 29, 2026, among the Company, the Operating Partnership and the Selling Stockholders, pursuant to which the Company has agreed to acquire the Purchased Interests (as defined therein) from the Selling Stockholders in exchange for, among other consideration, the issuance of the Non-Voting Common Stock to the Selling Stockholders at the JV Closing.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”) jointly and severally represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i) Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated, including pursuant to Section 8A of the 1933 Act. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the

General Disclosure Package included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the sixth paragraph, the thirteenth paragraph, the fourteenth paragraph and the sixteenth paragraph under the caption “Underwriting,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

There is no franchise, contract or other document of a character required to be described or incorporated by reference in the General Disclosure Package, the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference (A) in the General Disclosure Package and the preliminary prospectus under the heading “Underwriting” and (B) in the Prospectus under the headings “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Debt Securities and Related Guarantees,” “Restrictions on Ownership and Transfer,” “Description of the Partnership Agreement of Digital Realty Trust, L.P.,” “Material Provisions of Maryland Law and of the Charter and Bylaws of Digital Realty Trust, Inc.,” “United States Federal Income Tax Considerations,” and “Plan of Distribution,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein any preliminary or other prospectus deemed to be a part thereof, that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied in all material respects with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, (D) at the date of this Agreement, and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date of this Agreement and at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) KPMG. KPMG LLP (“KPMG”), which has delivered its audit report with respect to the Company’s consolidated financial statements and financial statement schedule III (properties and accumulated depreciation) included or incorporated by reference in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and as required by the Public Company Accounting Oversight Board (the “PCAOB”).

(vii) Financial Statements; Non-GAAP Financial Measures. The financial statements and schedules, including the notes thereto, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the General Disclosure Package and the Prospectus, present fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Operating Partnership as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). To the knowledge of the Company and the Operating Partnership, the financial statements of any businesses acquired by the Company or its subsidiaries or determined to be probable of acquisition by the Company or its subsidiaries, if any, incorporated by reference in the Registration Statement, and included or incorporated by reference in the General Disclosure Package and the Prospectus, present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-05 and Article 11 of Regulation S-X. All non-GAAP financial information incorporated by reference in the Registration Statement, and included or incorporated by reference in the General Disclosure Package and the Prospectus, complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the 1933 Act. The pro forma financial statements incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement, if any, include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement. The pro forma financial statements including the notes thereto, if any, incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the 1933 Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change, or development involving a prospective material adverse change, in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock and Preferred Stock (as defined below) in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(ix) Filed Documents in Compliance. All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the 1934 Act, when they became or, prior to any Representation Date, become effective or were or, prior to any Representation Date, are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable.

(x) Good Standing of the Company; No Material Adverse Effect. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and as general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Nineteenth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Operating Partnership Agreement”), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. None of the Company, the Operating Partnership or any subsidiary is in violation or default of (i) any provision of the charter, bylaws or other organizational or governing documents of the Company, the Operating Partnership or any Significant Subsidiary (as defined below), (ii) any provision of the charter, the bylaws or other organizational or governing documents of any subsidiary (other than the Operating Partnership and the Significant Subsidiaries), (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii), (iii) or (iv) above, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xi) Good Standing of Subsidiaries. Each direct and indirect subsidiary of the Company has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. All the outstanding shares of capital stock or other ownership interests of each direct and indirect subsidiary of the Company (other than the Operating Partnership) have been duly and validly authorized and issued and are fully paid and nonassessable, except as would not reasonably be expected to have a Material Adverse Effect, and, except as otherwise set forth in the General Disclosure Package and the Prospectus, all outstanding shares of capital stock or other ownership interests of each direct and indirect subsidiary of the Company (other than the Operating Partnership) are owned by the Company or the Operating Partnership either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”), except for Liens securing indebtedness as described in the General Disclosure Package and the Prospectus or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the General Disclosure Package and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any direct and indirect subsidiary of the Company (other than the Operating Partnership).

(xii) Capitalization; Listing of Common Stock. The Company’s authorized equity capitalization is as set forth in the General Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus; the outstanding shares of the Common Stock, 5.250% Series J Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series J Preferred Stock”), 5.850% Series K Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series K Preferred Stock”), and 5.200% Series L Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series L Preferred Stock,” and together with Series J Preferred Stock and Series K Preferred Stock, the “Preferred Stock”), have been duly and validly authorized and issued and are fully paid and nonassessable; no one is entitled to preemptive or other rights to subscribe for the outstanding shares of capital stock of the Company, and, except as set forth in the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; all offers and sales by the Company of the Company’s shares of Common Stock and Preferred Stock prior to the date hereof were at all relevant times duly registered under the 1933 Act or were exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act.

(xiii) Articles Supplementary. The Articles Supplementary have been duly authorized by the Company. At the Closing Time, the Articles Supplementary will have been filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland (the “SDAT”), have become effective under the Maryland General Corporation Law (the “MGCL”) and comply with all applicable requirements under the MGCL. The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of conversion of the Non-Voting Common Stock and the Common Stock issuable upon conversion thereof will be as set forth in the Articles Supplementary and will have been duly established pursuant to the charter of the Company and the MGCL. Upon transfer by the Selling Stockholders pursuant to this Agreement to the Underwriters, the shares of the Non-Voting Common Stock will automatically convert into an equal number of shares of Common Stock in accordance with the Articles Supplementary.

(xiv) Purchase and Sale Agreement. The Purchase and Sale Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and legally binding obligation of each of the Company and the Operating Partnership, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity.

(xv) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(xvi) Authorization and Description of Securities. The shares of Non-Voting Common Stock have been duly authorized and at the Closing Time, the shares of the Non-Voting Common Stock will be duly and validly authorized and issued and, assuming receipt by the Company of the Purchased Interests (as defined in the Purchase and Sale Agreement (as defined below)) from the Selling Stockholders in accordance with the Purchase and Sale Agreement, will be fully paid and nonassessable, and the issuance thereof will not be subject to the preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of any securityholder of the Company or any other person or entity. The Securities issuable upon conversion of the Non-Voting Common Stock have been duly authorized and, when issued and delivered upon conversion of the shares of Non-Voting Common Stock in accordance with the terms of the Articles Supplementary, will be validly issued and fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Common Stock of any securityholder of the Company or any other person or entity.

(xvii) Authorization and Description of Units. All of the issued and outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership and conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. None of the Units was issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the General Disclosure Package and the Prospectus or are issued and outstanding as of the date hereof under the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan or the Digital Realty 2025 Carried Interest Plan, each as amended and as in effect as of the date hereof, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company (including all outstanding Series J preferred limited partnership units, Series K preferred limited partnership units and Series L preferred limited partnership units in the Operating Partnership) are owned directly by the Company, free and clear of all Liens, except for Liens securing indebtedness as described in the General Disclosure Package and the Prospectus or except where such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xviii) Registration Rights. Except as set forth in the General Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. Except as set forth in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the 1933 Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities with any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the 1933 Act.

(xix) Absence of Violations, Defaults and Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof by the Company or the Operating Partnership, as applicable, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) any provision of the charter or bylaws of the Company or the organizational or other governing documents of any of the Operating Partnership or any “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X) (the “Significant Subsidiaries”), (ii) any provision of the charter, bylaws or other organizational or governing documents of any subsidiary of the Company (other than the Operating Partnership and the Significant Subsidiaries), (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii), (iii) or (iv) above, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Absence of Labor Dispute. Except as would not reasonably be expected to have a Material Adverse Effect, no labor disruption or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened.

(xxi) Absence of Proceedings. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a Material Adverse Effect on the performance of this Agreement, or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxiii) Title to Property. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, (i) the Company or its subsidiaries have fee simple title to or leasehold interest in, and have acquired title insurance with respect to, all of the properties described in the General Disclosure Package and the Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the General Disclosure Package and the Prospectus or except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (iii) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as disclosed in the General Disclosure Package and the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) to the knowledge of the Company and the Operating Partnership, except as set forth in or contemplated in the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(A) there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease described in the “Properties” section of the Company’s and the Operating Partnership’s most recently filed Combined Annual Report on Form 10-K, where the tenant has been specifically identified; and (B) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease.

(xxiv) Possession of Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s and the Operating Partnership’s business as now conducted or as proposed in the General Disclosure Package and the Prospectus to be conducted. Except as set forth in the General Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the Company’s and the Operating Partnership’s best knowledge, there is no infringement by third parties of any such Intellectual Property and (ii) there is no pending or, to the Company’s or the Operating Partnership’s best knowledge, threatened action, suit, proceeding or claim by others that the Company or the Operating Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.

(xxv) Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto). Except as set forth in the General Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been notified that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Except as otherwise set forth in the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos-containing materials; (iv) lead-based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned by the Company, the Operating Partnership or their subsidiaries. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxvi) ERISA. Neither the Company nor any of its subsidiaries maintains or contributes to any “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA). Each “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by the Company or any of its subsidiaries which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which is subject to ERISA and provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law). Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) sponsored or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA, except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(xxvii) Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain, on a consolidated basis, a system of internal accounting controls over financial reporting (as defined under Rules 13a-15 and 15d-15 under the 1934 Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s and the Operating Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Operating Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the Operating Partnership’s internal control over financial reporting.

(xxviii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, including the establishment and maintenance of disclosure controls and procedures, and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix) Payment of Taxes. The Company and each of its subsidiaries has filed all foreign, federal, state and local income tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, or except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all income taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect or except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxx) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged except as would not reasonably be expected to have a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments, except as would not reasonably be expected to have a Material

Adverse Effect; except as would not reasonably be expected to have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xxxi) Investment Company Act. Neither the Company nor the Operating Partnership is required to be registered as, nor, after giving effect to the transactions contemplated by this Agreement, will be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder.

(xxxii) Dividends and Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except pursuant to the terms of any indebtedness as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto) or as would not reasonably be expected to have a Material Adverse Effect.

(xxxiii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any such affiliate take, directly or indirectly, any action designed to or that would constitute or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxiv) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), or the U.K. Bribery Act 2010, as may be amended (the “U.K. Bribery Act”), or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. To the knowledge of the Company, no part of the proceeds of the sale of the Securities will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xxxv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvi) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (a) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject or the target of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the Swiss Secretariat of Economic Affairs, or the United Kingdom (including sanctions administered or enforced by His Majesty’s Treasury) (collectively, “Sanctions”), or (b) is located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions (as of the date of this Agreement, including, without limitation, Cuba, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic and Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Iran and North Korea (each, a “Sanctioned Country”)). Since April 24, 2019, the Company and its subsidiaries, taken as a whole, have conducted their business in material compliance with the Sanctions. The Company and its subsidiaries are not now knowingly engaged in any transactions or dealings with any person, or in any country or territory, in violation of Sanctions.

(xxxvii) Title to Personal Property. The Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects, and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, except as, in each case, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth in the General Disclosure Package and the Prospectus.

(xxxviii) Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xxxix) Cybersecurity. (A) To the knowledge of the Company, there has been no security breach, unauthorized access or disclosure of the Company’s or its controlled subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its controlled subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its controlled subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its controlled subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach, unauthorized access or disclosure to their IT Systems and Data and (C) the Company and its controlled subsidiaries have implemented controls, policies, procedures, and technological safeguards consistent with industry practice to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach, unauthorized access or disclosure, as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its controlled subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xl) Related Person Transactions. No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, or shareholders of the Company on the other hand, which is required to be described in the General Disclosure Package and the Prospectus and which is not so described.

(xli) REIT Qualification. Commencing with its taxable year ended December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

(xlii) Classification of the Operating Partnership. The Operating Partnership is and has been at all times classified as a partnership or disregarded entity, and not as an association or partnership taxable as a corporation, for U.S. federal income tax purposes.

(xliii) Offering Material. The Company and the Operating Partnership and each of their subsidiaries (including any predecessor entities) have not distributed, and prior to the Closing Time, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement and the Prospectus or any other materials, if any, permitted by the 1933 Act.

(xliv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental agency or body is necessary or required for the performance by the Company or the Operating Partnership of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

Any certificate signed by any officer or other authorized signatory of the Company or the Operating Partnership and delivered to the Representatives or to counsel for the Representatives shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, to the Representatives as to the matters covered thereby.

(b) Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(i) Absence of Further Requirements. Except (i) as will have been obtained on or prior to the Closing Time for the registration under the 1933 Act of the Securities; (ii) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by NYSE in connection with the purchase and distribution of the Securities by the Underwriters; and (iii) as would not impair in any material respect the ability of such Selling Stockholder to consummate its obligations hereunder, all filings, consents, approvals, authorizations, licenses, registration, qualifications, orders and decrees necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Securities to be sold by such Selling Stockholder hereunder, have been obtained or will be obtained on or prior to the Closing Time; and such Selling Stockholder has full right, power and authority to enter into this Agreement and has or will have at the Closing Time, full right, power and authority to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder.

(ii) Absence of Violations, Defaults and Conflicts. The sale of the Securities to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions contemplated herein and in the General Disclosure Package will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the certificate of limited partnership, limited partnership agreement or other organizational or governing documents of such Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body or other authority having jurisdiction over such Selling Stockholder or any property or assets of such Selling Stockholder; except in the case of (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement.

(iii) Valid Title and Encumbrances. With respect to any shares of Non-Voting Common Stock to be sold by such Selling Stockholder, at the Closing Time such Selling Stockholder will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, such Non-Voting Common Stock, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, to effect the conversion of such Non-Voting Common Stock into Securities in accordance with the Articles Supplementary and to sell, transfer and deliver the Securities issuable upon conversion (or a security entitlement in respect of such Securities).

(iv) Equity Holdings. Except as set forth in the General Disclosure Package and the Prospectus, none of such Selling Stockholder or any controlled affiliate of such Selling Stockholder or any person in privity with such Selling Stockholder or any controlled affiliate of the Selling Stockholder own of record or beneficially any shares of Common Stock or limited partnership units of the Operating Partnership, or any securities convertible into, or exercisable, or exchangeable for any of the foregoing.

(v) DTC. Upon payment for the securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(vi) Market Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vii) Accuracy of Disclosure. To the extent that any statements or omissions made in the Registration Statement, the General Disclosure Package, each broadly available road show, if any (when considered together with the General Disclosure Package) or the Prospectus is (including, with respect to the General Disclosure Package, at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers) are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), such Registration Statement, General Disclosure Package, Prospectus, each broadly available road show, if any, and any further amendments or supplements thereto will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Selling Stockholder Information” consists solely of the information with respect to such Selling Stockholder in the beneficial ownership table and related footnotes under the caption “Selling Stockholders” in the General Disclosure Package and the Prospectus.

(viii) Delivery of W-9. In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Closing Time a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(ix) Dissolution of Selling Stockholder. The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of such Selling Stockholder or by the occurrence of any other event; if such Selling Stockholder shall be dissolved, or if any other such event should occur, before the delivery of the Securities to be sold by such Selling Stockholder hereunder, such Securities shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement.

(x) Money Laundering Laws, OFAC and FCPA. Such Selling Stockholder will not directly or knowingly indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of applicable Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of applicable Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Money Laundering Laws, the FCPA, the U.K. Bribery Act, or any other applicable anti-corruption or anti-bribery laws or statutes.

(xi) ERISA. Such Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter the number of Securities set forth in Schedule B opposite the name of such Selling Stockholder, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders, at the price per share set forth in Schedule A (the “Purchase Price”), that number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Payment. Payment of the Purchase Price for the Securities shall be made against delivery of such Securities for the respective accounts of the Underwriters at 9:00 A.M. (New York City time) on the first (second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Selling Stockholders (such time and date of payment and delivery being herein called “Closing Time”). Delivery of such Securities (being shares of Common Stock issuable upon conversion of the Non-Voting Common Stock in accordance with the Articles Supplementary, which conversion shall be effected automatically upon transfer of such Non-Voting Common Stock to the Underwriters pursuant to this Agreement) shall be made to the Representatives through the facilities of DTC for the respective accounts of the Underwriters by causing DTC to credit the respective accounts of the Underwriters at DTC with shares of Common Stock. Each Selling Stockholder agrees to take, and to cooperate with the Company and its transfer agent to take, all steps reasonably necessary to ensure that such conversion is given effect at or prior to the Closing Time.

Payment shall be made to the applicable Selling Stockholder by wire transfer of immediately available funds to the bank account(s) designated by the respective Selling Stockholder against delivery to the Representatives for the respective accounts of the Underwriters the Securities as provided in the immediately preceding sentence. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Securities that it has agreed to purchase. The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the Purchase Price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company and the Operating Partnership covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Operating Partnership will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

(h) Common Stock Reserve. The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of the Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Securities upon conversion of an equal number of shares of Non-Voting Common Stock in accordance with the terms of the Articles Supplementary.

(i) Restriction on Sale of Securities. Neither the Company nor the Operating Partnership will, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement under the 1933 Act (except for a registration statement on Form S-4 relating to an acquisition of a real property company or a registration statement on Form S-8 (including any amendments or supplements thereto) in connection with shares of Common Stock authorized for issuance pursuant to the terms of any plan in effect as of the date of the Prospectus) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any shares of Common Stock, limited partnership units of the Operating Partnership, or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing, or publicly announce an intention to effect any such transaction, until 30 days after the date of the Prospectus, provided, however, that the Company may (i) grant stock options, restricted stock, restricted stock units or long-term incentive units in the Operating Partnership (“LTIP Units”) to employees, consultants or directors pursuant to the terms of a plan in effect as of the date of the Prospectus, (ii) issue Common Stock or Operating Partnership units, as applicable pursuant to: (A) the exercise, vesting, settlement, conversion or redemption, as applicable, of such options, restricted stock units and LTIP Units; (B) the redemption of Units outstanding on the date of the Prospectus, including Units issued upon conversion of LTIP Units outstanding on the date of the Prospectus; provided, that the Company will notify the Representatives promptly in writing upon receipt by the Company or the Operating Partnership of any notice of redemption with respect to such Units (other than with respect to the redemption of LTIP Units); or (C) the exercise, vesting, settlement, conversion or redemption, as applicable, of any stock options, restricted stock units or LTIP Units outstanding as of the date of the Prospectus, (iii) issue Common Stock pursuant to the Company’s dividend reinvestment plan (if any), (iv) issue Common Stock pursuant to the Company’s employee stock purchase plan (if any), (v) issue (x) Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with other acquisitions of real property or real property companies and (y) Common Stock upon conversion or exchange of any securities issued pursuant to (v)(x) above, (vi) file shelf registration statements (including any amendments or supplements thereto) in connection with existing contractual commitments, (vii) issue shares of Common Stock upon the conversion of any of the Company’s perpetual preferred stock pursuant to a delisting change of control transaction, and (viii) issue Common Stock in connection with the Columbia Capital transaction described in the “Recent Developments” section of the Prospectus.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. Each of the Company and the Operating Partnership agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. Each of the Company and the Operating Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

SECTION 4. Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Selling Stockholder will deliver to each Underwriter (or its agent), prior to or at the Closing Time, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Each Selling Stockholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certification.

(c) During the period in which a prospectus relating to the Securities is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), each Selling Stockholder agrees to promptly notify the Representatives and the Company of any change in the Selling Stockholder Information relating to such Selling Stockholder that is or becomes materially misleading or incorrect or that would cause the Selling Stockholder Information as set forth in the Registration Statement, the General Disclosure Package or the Prospectus to contain any untrue statement of a material fact or to omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Selling Stockholder further agrees to cooperate fully with the Company and the Representatives in connection with any amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus that may be required as a result of any such change.

SECTION 5. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, including all Commission registration fees in connection with the offering of the Securities, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the security entitlements for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the

Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (x) any transfer, stamp or other similar taxes or duties arising solely as a result of the conversion of the Non-Voting Common Stock into Securities pursuant to the Articles Supplementary; it being understood that any transfer, stamp or other similar taxes or duties arising on or in connection with the sale or delivery of the Securities by the Selling Stockholders to the Underwriters shall be borne by the Selling Stockholders and not the Company and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). The Selling Stockholders will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities, (ii) the fees and disbursements of the Selling Stockholders’ counsel and other advisors, (iii) any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities by such Selling Stockholder to the Underwriters and (iv) any other out-of-pocket expenses incurred solely in connection with the Selling Stockholders’ obligations hereunder (the “Selling Stockholder Expenses”).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6(p), Section 10(a)(i), (iii) or (vii) or Section 11 hereof, each of the Company and the Operating Partnership (jointly and severally) and, in the case of a termination pursuant to Section 10(a)(vii), each of the Selling Stockholders (jointly and severally with the Company and the Operating Partnership), shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided that no party shall be obligated to reimburse the Underwriters for expenses incurred solely as a result of the Underwriters’ own default; provided, further, that in the event of a termination pursuant to Section 10(a)(vii), the obligation of the Selling Stockholders to reimburse the Underwriters pursuant to this Section shall be joint and several with the obligation of the Company and the Operating Partnership and shall apply regardless of whether the failure of the JV Closing to occur is attributable to the Company, the Selling Stockholders or any other cause. Notwithstanding the foregoing, if this Agreement is terminated by the Representatives pursuant to Section 6(p) as a result of (i) the failure of any Selling Stockholder to deliver the Securities to be sold by it at the Closing Time or (ii) the failure of any Selling Stockholder to perform any of its obligations under this Agreement, such Selling Stockholder (severally, and not jointly, and in proportion to the number of Securities to be sold by each such Selling Stockholder) shall reimburse the Company and the Operating Partnership, upon demand, for the amount of such expenses paid by the Company and/or the Operating Partnership to the Underwriters that is attributable to such Selling Stockholder’s failure.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and each Selling Stockholder contained herein or in certificates of any officer of the Company or any of its subsidiaries or any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership and the Selling Stockholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Tax Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, tax counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Maryland Counsel to the Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Venable LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Goodwin Procter LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) Opinion of Counsel for the Selling Stockholders. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Simpson Thacher & Bartlett, LLP, counsel for the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request.

(g) Company Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(h) Selling Stockholders’ Certificate. At the Closing Time, the Representatives shall have received one or more certificates signed by each Selling Stockholder, or an officer, attorney-in-fact or a trustee of each Selling Stockholder, dated the Closing Time, to the effect that the representations and warranties of such Selling Stockholder contained therein and in this Agreement are true and correct as of the Closing Time and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Time.

(i) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than two business days prior to the Closing Time.

(k) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(l) JV Closing. Prior to or simultaneously with the Closing Time, the JV Closing shall have occurred and the Non-Voting Common Stock shall have been duly and validly issued and outstanding and delivered to, and held of record by, the Selling Stockholders, free and clear of all security interests, claims, liens, equities or other encumbrances, and the Representatives shall have received a certificate signed by a duly authorized officer of each of the Company and each Selling Stockholder, dated as of the Closing Time, to the effect that the JV Closing has occurred and that the Non-Voting Common Stock has been duly issued to and is held by the Selling Stockholders free and clear of all liens, encumbrances and adverse claims.

(m) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit E hereto signed by the officers listed on Schedule D hereto.

(n) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance of the Securities by the Company and the sale of the Securities by the Selling Stockholders as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance of the Securities by the Company and the sale of the Securities by the Selling Stockholders as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time, including, without limitation, if the JV Closing shall not have occurred prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9, 15, 16, 17 and 18 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents, its officers and directors, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder, the directors, officers, employees and agents of each Selling Stockholder, each person, if any, who controls any Selling Stockholder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of each Selling Stockholder within the meaning of Rule 405 under the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company, the Operating Partnership or any Selling Stockholder in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company, the Operating Partnership or any Selling Stockholder (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, General Disclosure Package, Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company or the Operating Partnership and, to the extent any such settlement affects any Selling Stockholder as an indemnified party under this Section 7(a), such Selling Stockholder;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply, with respect to the Underwriters and the Selling Stockholders, respectively, to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with (i) the Underwriter Information with respect to the indemnification of the Underwriters and (ii) Selling Stockholder Information with respect to the indemnification of the Selling Stockholders.

(b) Indemnification by the Selling Stockholder. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless (i) each Underwriter, its Affiliates, its selling agents, its officers and directors, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (ii) the Company and the Operating Partnership, the Company’s directors, each officer of the Company and the Operating Partnership who signed the Registration Statement, and each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to Selling Stockholder Information furnished to the Company and/or the Underwriters in writing by or on behalf of such Selling Stockholder specifically for inclusion in the documents referenced in the foregoing indemnity and/or provided to investors by, or with the approval of, such Selling Stockholder in any Marketing Materials; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Underwriter Information. The aggregate liability of each Selling Stockholder under this Section 7(b) and the contribution provisions under Section 8 shall be limited to the aggregate public offering price of the Securities sold by such Selling Stockholder, after underwriting commissions and discounts but before expenses (the “Selling Stockholder Proceeds”).

(c) Indemnification by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership and each Selling Stockholder, the Company’s directors and each officer of the Company and the Operating Partnership who signed the Registration Statement, and each person, if any, who controls the Company, the Operating Partnership or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives; in the case of parties indemnified by the Selling Stockholders pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Representatives (in the case of the Underwriters as indemnified parties) and by the Company (in the case of the Company and the Operating Partnership as indemnified parties); and, in the case of parties indemnified pursuant to Section 7(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Operating Partnership and the Selling Stockholders on the one hand, and the Underwriters on the other hand, in connection with the offering of the Securities pursuant to this Agreement, shall be deemed to be in the same respective proportions as (i) the aggregate Selling Stockholder Proceeds received by the Selling Stockholders and (ii) the difference between (x) the aggregate price to the public received by the Underwriters and (y) the aggregate price paid by the Underwriters to the Selling Stockholders for the Securities, bear to the aggregate price to the public received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership, the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public and (ii) each Selling Stockholder’s obligation to contribute any amount under this Section 8 is limited in the manner and to the extent set forth in this Section 8 and no Selling Stockholder shall be required to contribute any amount in excess of the Selling Stockholder Proceeds received by such Selling Stockholder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, (i) each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, (ii) each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and (iii) each director, officer, employee and agent of each Selling Stockholder, each person, if any, who controls any Selling Stockholder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of each Selling Stockholder within the meaning of Rule 405 under the 1933 Act shall have the same rights to contribution as such Selling Stockholder. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint. The contribution obligations of the Selling Stockholders under this Section 8 shall be several and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or of the Selling Stockholders or any of their officers, attorneys-in-fact or trustees submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, by or on behalf of the Company, its officers or directors or any person controlling the Company, or by or on behalf of the Selling Stockholders or any person controlling any Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, the Operating Partnership and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE American or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities, or (vii) if the JV Closing has not occurred by 3:00 P.M. (New York City time) on June 30, 2026 (or such later date and time as the Representatives may agree in writing in their sole discretion), or if the Company or any Selling Stockholder notifies the Representatives that the JV Closing will not occur or that the Purchase and Sale Agreement has been terminated.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8, 9, 15, 16, 17 and 18 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) Representatives, (ii) the Company or (iii) the Selling Stockholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Morgan Stanley & Co. LLC at 1585 Broadway, 4th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy to Goodwin Procter LLP, Attention: Ettore A. Santucci and Audrey S. Leigh (fax no.: (617) 523-1231) and confirmed to it at Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, Attention: Ettore A. Santucci and Audrey S. Leigh; notices to the Company or the Operating Partnership shall be directed to it at Digital Realty Trust, Inc. (fax no.: (737) 281-0145) and confirmed to it at Digital Realty Trust, Inc., 601 West 2nd Street, Floor 32, Austin, Texas 78701, Attention: General Counsel, with a copy to Latham & Watkins LLP, Attention: Julian Kleindorfer (fax no.: (213) 891-8763) and confirmed to it at Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071, Attention: Julian Kleindorfer; notices to the Selling Stockholders shall be directed to such Selling Stockholder, c/o Blackstone Inc., 345 Park Avenue, New York, NY 10154, with a copy to (which shall not constitute notice) Simpson Thacher & Bartlett LLP, 900 G Street NW, Washington, D.C. 20001, Attention: William R. Golden III.

SECTION 13. No Advisory or Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, or of the Selling Stockholders or any of their affiliates, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders or any of their subsidiaries on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Company and the Selling Stockholders have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Each of the Company and each Selling Stockholder acknowledges and agrees that (i) no Underwriter has made or is making a recommendation to the Company or the Selling Stockholders to participate in the offering contemplated by this Agreement or to sell any Securities at the price set forth in this Agreement, and (ii) the Underwriters’ obligation to purchase the Securities is subject to the terms and conditions of this Agreement and does not constitute a recommendation within the meaning of Regulation Best Interest under the 1934 Act or for purposes of the Form CRS requirements thereunder.

SECTION 14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Company, the Operating Partnership and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this

Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Operating Partnership and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, including the Operating Partnership), the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Operating Partnership and the Selling Stockholders in accordance with its terms.

Very truly yours,

DIGITAL REALTY TRUST, INC.

By:	/s/ Matthew R. Mercier
	Name:	Matthew R. Mercier
	Title:	Chief Financial Officer

DIGITAL REALTY TRUST, L.P.

By:	Digital Realty Trust, Inc.,
its General Partner

By:	/s/ Matthew R. Mercier
	Name:	Matthew R. Mercier
	Title:	Chief Financial Officer

BIP US NUCLEUS AGGREGATOR L.P.

By: Blackstone Infrastructure Associates Non-ECI L.P., its general partner
By: BIA GP L.P., its general partner
By: BIA GP L.L.C., its general partner

By:	/s/ Christopher Placca
Name: Christopher Placca
Title: Managing Director

BREP US NUCLEUS AGGREGATOR L.P.

By: BREP US Nucleus Aggregator GP LLC, its general partner
By: Blackstone Real Estate Associates X L.P., its managing member
By: BREA X L.L.C., its general partner

By:	/s/ Anthony Beovich
Name: Anthony Beovich
Title: Managing Director, Assistant Treasurer and Assistant Secretary

BXPE NUCLEUS US HOLDCO L.P.

By: Blackstone Private Equity Strategies Associates L.P., its general partner
By: BXPEA L.L.C., its general partner

By:	/s/ Matthew Bucci
Name: Matthew Bucci
Title: Senior Managing Director

BXPE NUCLEUS LUX HOLDCO L.P.

By: Blackstone Private Equity Strategies Associates L.P., its general partner
By: BXPEA L.L.C., its general partner

By:	/s/ Matthew Bucci
Name: Matthew Bucci
Title: Senior Managing Director

BTO NUCLEUS HOLDINGS DE L.P.

By: BTO Holdings Manager IV L.L.C., its general partner
By: BTO DE GP – NQ L.L.C., its sole member

By:	/s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Andres Altamirano
Name: Andres Altamirano
Title: Vice President

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The price per Security to the public is $185.00 per share.

The Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders, at the price per share of $184.3862.

Name of Underwriter	Number of Securities
Morgan Stanley & Co. LLC	12,310,249
Total	12,310,249

Sch A-1

SCHEDULE B

Name of Selling Stockholder:	Number of Securities:
BREP US Nucleus Aggregator L.P.	4,973,470
BIP US Nucleus Aggregator L.P.	4,973,529
BTO Nucleus Holdings DE L.P.	1,936,304
BXPE Nucleus US Holdco L.P.	392,194
BXPE Nucleus Lux Holdco L.P.	34,752
Total	12,310,249

Sch B-1

SCHEDULE C-1

Pricing Terms

1. The Selling Stockholders are selling 12,310,249 shares of Common Stock.

2. The price per Security to the public is $185.00 per share.

Sch C-1

SCHEDULE C-2

Free Writing Prospectuses

None.

Sch C-2

SCHEDULE D

[Intentionally Omitted]

Sch D-1

Exhibit A

[Intentionally Omitted]

A-1

Exhibit B

[Intentionally Omitted]

B-1

Exhibit C

[Intentionally Omitted]

C-1

Exhibit D

[Intentionally Omitted]

D-1

Exhibit E

[Intentionally Omitted]

E-1